Exhibit 10.30
AMENDMENT TO THIRD AMENDED AND RESTATED JOINT VENTURE AND SHAREHOLDERS AGREEMENT
    This Amendment (this “Amendment”) to that certain THIRD AMENDED AND RESTATED JOINT VENTURE AND SHAREHOLDERS AGREEMENT (the “Agreement”) between Hyster-Yale Group, Inc. (“HYG”) and Wells Fargo Financial Leasing, Inc. (“WFFL”), dated September 17, 2018, as the same may be amended and restated from time to time, is entered into as of December 19, 2022 (the “Effective Date”). The terms of this Amendment are hereby incorporated into the Agreement as though fully set forth therein. All capitalized terms not otherwise defined herein will have the meanings set forth in the Agreement.
    WHEREAS, HYG and WFFL have each determined that it is in their best interest to extend the Base Term of the Agreement;
    NOW, THEREFORE, in consideration of good and valuable consideration, the sufficiency of which is agreed to by all of the parties, the parties hereto, intending to be legally bound, agree as follows:
1.Base Term Amendment. The reference to “December 31, 2023” in Section 14. (a) of the Agreement is hereby amended to read “December 31, 2028”.

2.Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or wavier or modification of, any other term or condition of the Agreement, or (b) prejudice any right or rights which any party may now have or may have in the future under or in connection with the Agreement or any of the other documents referred to therein. Except as expressly modified herby or by express written amendments thereof, the terms and provision of the Agreement or any other documents or instruments executed in connection with the foregoing are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

3.Miscellaneous. This Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered (whether by facsimile or other electronic means) shall be an original, but all of which together shall constitute one and the same instrument. The parties hereto agree this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature, electronically scanned and transmitted versions (e.g., via pdf) of an original signature, or digital signatures using any other electronic medium used to transmit any signature of a party to this Amendment.

IN WITNESS WHEREOF, the duly authorized representative of the parties have executed this Amendment as of the Effective Date.

HYSTER-YALE
GROUP, INC.

By:	/s/ Jon Taylor
Name: Jon Taylor
Title: Vice President, Chief Financial Officer

WELLS FARGO FINANCIAL LEASING, INC.

By:	/s/ David O'Neill
Name: David O"Neill
Title: President

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